Exhibit 99.1

VAPIR INC.

FINANCIAL STATEMENTS

DECEMBER 31, 2013

VAPIR, INC.

DECEMBER 31, 2013 and 2012

INDEX TO THE FINANCIAL STATEMENTS

CONTENTS

Financial Statements:

Report of Independent Registered Public Accounting Firm	F-2

Balance Sheets at December 31, 2013 and 2012	F-3

Statements of Operations -
For the Year Ended December 31, 2013, and 2012	F-4

Statements of Stockholder’s Equity -
For the Year Ended December 31, 2013 and 2012	F-5

Statements of Cash Flows –
For the Year Ended December 31, 2013 and 2012	F-6

Notes to the Financial Statements	F-7 to F-19

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholder

Vapir, Inc.

We have audited the balance sheets of Vapir, Inc. (the “Company”) as of December 31, 2013 and 2012 and the related statements of operations, stockholder’s equity and cash flows for the reporting periods then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2013 and 2012 and the results of its operations and its cash flows for the reporting periods then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company has incurred negative results in the interim reporting period ended September 30, 2014 and at that time has an accumulated deficit, and incurred a net loss and net cash used in operating activities for the interim reporting period then ended.  These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 3.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Li and Company, PC
Li and Company, PC

Skillman, New Jersey

December 30, 2014

F-2

VAPIR, INC.
BALANCE SHEETS

	December 31, 2013	December 31, 2012

ASSETS

CURRENT ASSETS:
Cash	$24,803	$108,872
Accounts receivable	122,729	125
Inventory	46,352	96,649
Other receivable	-	5,000
Due from related party	-	189,956

Total Current Assets	193,884	400,602

OTHER ASSETS:
Property and equipment, net	27,175	29,782
Intangible assets, net	509,528	572,532

Total Other Assets	536,703	602,314

Total Assets	$730,587	$1,002,916

LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$41,317	$152,427
Loan payable	176,000	66,000
Note payable - current maturities	19,800	19,800
Customer deposits	13,929	164,057
Due to related party	-	135,982

Total Current Liabilities	251,046	538,266

LONG-TERM LIABILITIES:
Note payable, net of current maturities	44,850	64,650

Total Long-term Liabilities	44,850	64,650

Total Liabilities	295,896	602,916

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER'S EQUITY:
Common stock no par value: 100,000 shares authorized; 100,000 shares issued and outstanding	-	-
Additional paid in capital	400,000	400,000
Retained earnings	34,691	-

Total Stockholder's Equity	434,691	400,000

Total Liabilities and Stockholder's Equity	$730,587	$1,002,916

See accompanying notes to the financial statements

F-3

VAPIR, INC.
STATEMENTS OF OPERATIONS

	For the Year Ended
	December 31, 2013	December 31, 2012

Net Sales	$3,053,752	$4,070,025

Cost of sales	1,546,821	2,242,393

Gross profit	1,506,931	1,827,632

OPERATING EXPENSES:
Depreciation and amortization	74,151	73,940
Marketing and selling expenses	76,075	50,975
Compensation	533,702	588,463
Professional fees	15,828	57,294
Research and development	88,847	13,658
Rent	72,966	77,017
General and administrative	303,677	275,467

Total Operating Expenses	1,165,246	1,136,814

INCOME FROM OPERATIONS	341,685	690,818

OTHER INCOME (EXPENSE):
Interest expense	(33,167)	(39,892)
Interest income	1	195

Other Income (Expense), net	(33,166)	(39,697)

NET INCOME	$308,519	$651,121

PRO FORMA FINANCIAL INFORMATION (UNAUDITED):

INCOME BEFORE INCOME TAX PROVISION	308,519	651,121

INCOME TAX PROVISION	104,896	221,381

NET INCOME	$203,623	$429,740

NET INCOME PER COMMON SHARE:
Basic and diluted	$3.09	$6.51

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and diluted	100,000	100,000

See accompanying notes to the financial statements

F-4

VAPIR, INC.

STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY

For the Year Ended December 31, 2012 and 2013

	Common Stock No Par Value		Additional		Total
	Number of		Paid-in	Retained	Stockholder's
	Shares	Amount	Capital	Earnings	Equity

Balance, December 31, 2011	100,000	$-	$400,000	$77,945	$477,945

Stockholder's Distribution				(729,066)	(729,066)

Net income				651,121	651,121

Balance, December 31, 2012	100,000	-	400,000	-	400,000

Stockholder's Distribution				(273,828)	(273,828)

Net income				308,519	308,519

Balance, December 31, 2013	100,000	$-	$400,000	$34,691	$434,691

See accompanying notes to the financial statements

F-5

VAPIR, INC.
STATEMENTS OF CASH FLOWS

	For the Year Ended
	December 31, 2013	December 31, 2012

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$308,519	$651,121
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	74,151	73,940
Changes in assets and liabilities:
Accounts receivable	(122,604)	-
Inventory	50,297	(12,124)
Other receivable	5,000	(4,216)
Accounts payable and accrued expenses	(111,110)	70,954
Customer deposits	(150,128)	(61,108)

NET CASH PROVIDED BY OPERATING ACTIVITIES	54,125	718,567

CASH FLOWS FROM INVESTING ACTIVITIES:
Capitalized cost of trademark	(3,900)	-
Purchase of property and equipment	(4,640)	-

NET CASH USED IN INVESTING ACTIVITIES	(8,540)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Advances from (repayments to) to related party	53,974	(299,656)
Proceeds received from loan	110,000	100,000
Payments on loan	-	(34,000)
Proceeds received from note payable	-	100,000
Payments on notes payable	(19,800)	(120,586)
Stockholder's distribution	(273,828)	(729,066)

NET CASH USED IN FINANCING ACTIVITIES	(129,654)	(983,308)

NET CHANGE IN CASH	(84,069)	(264,741)

CASH - beginning of year	108,872	373,613

CASH - end of year	$24,803	$108,872

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$33,166	$39,892
Income taxes paid	$-	$-

See accompanying notes to the financial statements

F-6

Vapir, Inc.

December 31, 2013 and 2012

Notes to the Financial Statements

NOTE 1 – ORGANIZATION AND OPERATIONS

Organization

Vapir, Inc. (the “Company”) was incorporated in the State of California in October 2006. The Company’s principal business is focused on inventing, developing and producing aromatherapy devices and vaporizers. The Company’s aromatherapy device utilizes heat and convection air and thereby extract natural essences and produce fresh fragrances.

In October 2006, the Company acquired 100% of the outstanding stock including all assets of Advanced Inhalation Revolution Inc. which was dissolved after it was acquired by the Company. The Company accounted for the acquisition utilizing the purchase method of accounting in accordance with ASC 805 “Business Combinations”.

NOTE 2 – SIGNFICIANT AND CRITICAL ACCOUNTING POLICIES AND PRACTICES

The Management of the Company is responsible for the selection and use of appropriate accounting policies and the appropriateness of accounting policies and their application. Critical accounting policies and practices are those that are both most important to the portrayal of the Company’s financial condition and results and require management’s most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain. The Company’s significant and critical accounting policies and practices are disclosed below as required by generally accepted accounting principles.

Basis of Presentation

The Company’s consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of Estimates and Assumptions and Critical Accounting Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date(s) of the financial statements and the reported amounts of revenues and expenses during the reporting period(s).

Critical accounting estimates are estimates for which (a) the nature of the estimate is material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change and (b) the impact of the estimate on financial condition or operating performance is material. The Company’s critical accounting estimates and assumptions affecting the financial statements were:

(i)	Assumption as a going concern: Management assumes that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.
(ii)	Allowance for doubtful accounts: Management’s estimate of the allowance for doubtful accounts is based on historical sales, historical loss levels, and an analysis of the collectability of individual accounts; and general economic conditions that may affect a client’s ability to pay. The Company evaluated the key factors and assumptions used to develop the allowance in determining that it is reasonable in relation to the financial statements taken as a whole.
(iii)	Inventory Obsolescence and Markdowns: The Company’s estimate of potentially excess and slow-moving inventories is based on evaluation of inventory levels and aging, review of inventory turns and historical sales experiences. The Company’s estimate of reserve for inventory shrinkage is based on the historical results of physical inventory cycle counts.
(iv)	Fair value of long-lived assets: Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives. The Company considers the following to be some examples of important indicators that may trigger an impairment review: (i) significant under-performance or losses of assets relative to expected historical or projected future operating results; (ii) significant changes in the manner or use of assets or in the Company’s overall strategy with respect to the manner or use of the acquired assets or changes in the Company’s overall business strategy; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; (v) a significant decline in the Company’s stock price for a sustained period of time; and (vi) regulatory changes. The Company evaluates acquired assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.

F-7

These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

Fair Value of Financial Instruments

The Company follows paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments and paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, accounts receivable, accounts payable and accrued liabilities, and customer deposits approximate their fair values because of the short maturity of these instruments. The carrying amount of the note and loan payable at December 31, 2013 approximate their respective fair value based on the Company’s incremental borrowing rate.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

Fair Value of Non-Financial Assets or Liabilities Measured on a Recurring Basis

The Company’s non-financial assets include inventories. The Company identifies potentially excess and slow-moving inventories by evaluating turn rates, inventory levels and other factors. Excess quantities are identified through evaluation of inventory aging, review of inventory turns and historical sales experiences. The Company provides lower of cost or market reserves for such identified excess and slow-moving inventories. The Company establishes a reserve for inventory shrinkage, if any, based on the historical results of physical inventory cycle counts.

F-8

Carrying Value, Recoverability and Impairment of Long-Lived Assets

The Company has adopted Section 360-10-35 of the FASB Accounting Standards Codification for its long-lived assets. Pursuant to ASC Paragraph 360-10-35-17 an impairment loss shall be recognized only if the carrying amount of a long-lived asset (asset group) is not recoverable and exceeds its fair value. The carrying amount of a long-lived asset (asset group) is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset (asset group). That assessment shall be based on the carrying amount of the asset (asset group) at the date it is tested for recoverability. An impairment loss shall be measured as the amount by which the carrying amount of a long-lived asset (asset group) exceeds its fair value. Pursuant to ASC Paragraph 360-10-35-20 if an impairment loss is recognized, the adjusted carrying amount of a long-lived asset shall be its new cost basis. For a depreciable long-lived asset, the new cost basis shall be depreciated (amortized) over the remaining useful life of that asset. Restoration of a previously recognized impairment loss is prohibited.

Pursuant to ASC Paragraph 360-10-35-21 the Company’s long-lived asset (asset group) is tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. The Company considers the following to be some examples of such events or changes in circumstances that may trigger an impairment review: (a) significant decrease in the market price of a long-lived asset (asset group); (b) A significant adverse change in the extent or manner in which a long-lived asset (asset group) is being used or in its physical condition; (c) A significant adverse change in legal factors or in the business climate that could affect the value of a long-lived asset (asset group), including an adverse action or assessment by a regulator; (d) An accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of a long-lived asset (asset group); (e) A current-period operating or cash flow loss combined with a history of operating or cash flow losses or a projection or forecast that demonstrates continuing losses associated with the use of a long-lived asset (asset group); and (f) A current expectation that, more likely than not, a long-lived asset (asset group) will be sold or otherwise disposed of significantly before the end of its previously estimated useful life. The Company tests its long-lived assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.

Pursuant to ASC Paragraphs 360-10-45-4 and 360-10-45-5 an impairment loss recognized for a long-lived asset (asset group) to be held and used shall be included in income from continuing operations before income taxes in the income statement of a business entity. If a subtotal such as income from operations is presented, it shall include the amount of that loss. A gain or loss recognized on the sale of a long-lived asset (disposal group) that is not a component of an entity shall be included in income from continuing operations before income taxes in the income statement of a business entity. If a subtotal such as income from operations is presented, it shall include the amounts of those gains or losses.

Cash equivalents

The Company considers all highly liquid debt instruments and other short-term investments with maturity of three months or less, when purchased, to be cash equivalents.

Accounts receivable and allowance for doubtful accounts

Pursuant to FASB ASC paragraph 310-10-35-47 trade receivables that management has the intent and ability to hold for the foreseeable future shall be reported in the balance sheet at outstanding principal adjusted for any charge-offs and the allowance for doubtful accounts.. The Company follows FASB ASC paragraphs 310-10-35-7 through 310-10-35-10 to estimate the allowance for doubtful accounts. Pursuant to FASB ASC paragraph 310-10-35-9 Losses from uncollectible receivables shall be accrued when both of the following conditions are met: (a) Information available before the financial statements are issued or are available to be issued (as discussed in Section 855-10-25) indicates that it is probable that an asset has been impaired at the date of the financial statements, and (b) The amount of the loss can be reasonably estimated. Those conditions may be considered in relation to individual receivables or in relation to groups of similar types of receivables. If the conditions are met, accrual shall be made even though the particular receivables that are uncollectible may not be identifiable. The Company reviews individually each trade receivable for collectability and performs on-going credit evaluations of its customers and adjusts credit limits based upon payment history and the customer’s current credit worthiness, as determined by the review of their current credit information; and determines the allowance for doubtful accounts based on historical write-off experience, customer specific facts and general economic conditions that may affect a client’s ability to pay. Bad debt expense is included in general and administrative expenses, if any.

Pursuant to FASB ASC paragraph 310-10-35-41 Credit losses for trade receivables (uncollectible trade receivables), which may be for all or part of a particular trade receivable, shall be deducted from the allowance. The related trade receivable balance shall be charged off in the period in which the trade receivables are deemed uncollectible. Recoveries of trade receivables previously charged off shall be recorded when received. The Company charges off its trade account receivables against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

As of December 31, 2013 and 2012, there is no allowance for doubtful accounts. The Company did not consider it necessary to record any bad debt expense during the year ended December 31, 2013 and 2012.

F-9

Inventory

Inventory Valuation

The Company values inventory, consisting of finished goods, at the lower of cost or market. Cost is determined on the first-in and first-out (“FIFO”) method. The Company reduces inventory for the diminution of value, resulting from product obsolescence, damage or other issues affecting marketability, equal to the difference between the cost of the inventory and its estimated market value.  Factors utilized in the determination of estimated market value include (i) estimates of future demand, and (ii) competitive pricing pressures.

Inventory Obsolescence and Markdowns

The Company evaluates its current level of inventory considering historical sales and other factors and, based on this evaluation, classify inventory markdowns in the income statement as a component of cost of goods sold pursuant to Paragraph 420-10-S99 of the FASB Accounting Standards Codification to adjust inventory to net realizable value. These markdowns are estimates, which could vary significantly from actual requirements if future economic conditions, customer demand or competition differ from expectations.

There was no inventory obsolescence for the reporting period ended December 31, 2013 or 2012.

There was no lower of cost or market adjustments for the reporting period ended December 31, 2013 or 2012.

Property and Equipment

Property and equipment is recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation is computed by the straight-line method (after taking into account their respective estimated residual values) over the estimated useful lives of the respective assets as follows:

Estimated Useful Life (Years)

Auto	3

Furniture and fixture	5

Leasehold improvement	*

(*) Amortized on a straight-line basis over the term of the lease or the estimated useful lives, whichever is shorter.

Upon sale or retirement, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the statements of operations.

Intangible assets

The Company records the purchase of intangible assets not purchased in a business combination in accordance with ASC 350-30-65 “Goodwill and Other Intangible Assets” and records intangible assets acquired in a business combination or pushed-down pursuant to acquisition by its parent in accordance with SFAS 141 “Business Combinations”.

Customer Relationships are based upon the estimated percentage of annual or period projected cash flows generated by such relationships, to the total cash flows generated over the estimated life of the customer relationships.

In accordance with ASC 350-30-65, “Intangibles - Goodwill and Others”, the Company assesses the impairment of identifiable intangibles whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors the Company considers to be important which could trigger an impairment review include the following:

1.	Significant underperformance relative to expected historical or projected future operating results;
2.	Significant changes in the manner of use of the acquired assets or the strategy for the overall business; and
3.	Significant negative industry or economic trends.

F-10

When the Company determines that the carrying value of intangibles may not be recoverable based upon the existence of one or more of the above indicators of impairment and the carrying value of the asset cannot be recovered from projected undiscounted cash flows, the Company records an impairment charge. The Company measures any impairment based on a projected discounted cash flow method using a discount rate determined by management to be commensurate with the risk inherent in the current business model. Significant management judgment is required in determining whether an indicator of impairment exists and in projecting cash flows.

Leases

Lease agreements are evaluated to determine whether they are capital leases or operating leases in accordance with paragraph 840-10-25-1 of the FASB Accounting Standards Codification (“Paragraph 840-10-25-1”). Pursuant to Paragraph 840-10-25-1 a lessee and a lessor shall consider whether a lease meets any of the following four criteria as part of classifying the lease at its inception under the guidance in the Lessees Subsection of this Section (for the lessee) and the Lessors Subsection of this Section (for the lessor): a. Transfer of ownership. The lease transfers ownership of the property to the lessee by the end of the lease term. This criterion is met in situations in which the lease agreement provides for the transfer of title at or shortly after the end of the lease term in exchange for the payment of a nominal fee, for example, the minimum required by statutory regulation to transfer title. b. Bargain purchase option. The lease contains a bargain purchase option. c. Lease term. The lease term is equal to 75 percent or more of the estimated economic life of the leased property. d. Minimum lease payments. The present value at the beginning of the lease term of the minimum lease payments, excluding that portion of the payments representing executory costs such as insurance, maintenance, and taxes to be paid by the lessor, including any profit thereon, equals or exceeds 90 percent of the excess of the fair value of the leased property to the lessor at lease inception over any related investment tax credit retained by the lessor and expected to be realized by the lessor. In accordance with paragraphs 840-10-25-29 and 840-10-25-30, if at its inception a lease meets any of the four lease classification criteria in Paragraph 840-10-25-1, the lease shall be classified by the lessee as a capital lease; and if none of the four criteria in Paragraph 840-10-25-1 are met, the lease shall be classified by the lessee as an operating lease. Pursuant to Paragraph 840-10-25-31 a lessee shall compute the present value of the minimum lease payments using the lessee's incremental borrowing rate unless both of the following conditions are met, in which circumstance the lessee shall use the implicit rate: a. It is practicable for the lessee to learn the implicit rate computed by the lessor. b. The implicit rate computed by the lessor is less than the lessee's incremental borrowing rate. Capital lease assets are depreciated on a straight line method, over the capital lease assets estimated useful lives consistent with the Company’s normal depreciation policy for tangible fixed assets. Interest charges are expensed over the period of the lease in relation to the carrying value of the capital lease obligation.

Operating leases primarily relate to the Company’s leases of office spaces. When the terms of an operating lease include tenant improvement allowances, periods of free rent, rent concessions, and/or rent escalation amounts, the Company establishes a deferred rent liability for the difference between the scheduled rent payment and the straight-line rent expense recognized, which is amortized over the underlying lease term on a straight-line basis as a reduction of rent expense.

Customer Deposit

Customer deposits at December 31, 2013 and 2012 were $13,929 and $164,057, respectively, which consist of prepayments from customers to the Company. The Company will recognize the prepayments as revenue upon delivery of the products, in compliance with its revenue recognition policy.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the Related parties include a. affiliates (“Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act) of the Company; b. entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d. principal owners of the Company; e. management of the Company; f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a. the nature of the relationship(s) involved; b. a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. amount due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

F-11

Commitment and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Revenue recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company will recognize revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Shipping and Handling Costs

The Company accounts for shipping and handling fees in accordance with paragraph 605-45-45-19 of the FASB Accounting Standards Codification. While amounts charged to customers for shipping products are included in revenues, the related costs are classified in cost of goods sold as incurred.

Marketing, selling and advertising

Marketing, selling and advertising are expensed as incurred. For the year ended December 31, 2013 and 2012, such expenses were $76,075 and 50,975, respectively.

Income Tax Provision

The Company was a Subchapter S corporation, whereby the Company was treated as a pass through entity for federal income tax purposes. Under Subchapter S of the Internal Revenue Code stockholder of an S corporation are taxed separately on their distributive share of the S corporation’s income whether or not that income is actually distributed.

Tax years that remain subject to examination by major tax jurisdictions

The Company discloses tax years that remain subject to examination by major tax jurisdictions pursuant to the ASC Paragraph 740-10-50-15.

Pro Forma Income Tax Provision (Benefit) (Unaudited)

The unaudited pro forma income tax provision, deferred tax assets, and the valuation allowance of deferred tax assets, if any, included in the consolidated financial statements and income tax provision note reflect the income tax provision which would have been recorded as if the S corporation had always been a C corporation upon its incorporation.

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Earnings per Share

Earnings per share ("EPS") is the amount of earnings attributable to each share of common stock. For convenience, the term is used to refer to either earnings or loss per share. EPS is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Pursuant to ASC Paragraphs 260-10-45-10 through 260-10-45-16 Basic EPS shall be computed by dividing income available to common stockholders (the numerator) by the weighted-average number of common shares outstanding (the denominator) during the period. Income available to common stockholders shall be computed by deducting both the dividends declared in the period on preferred stock (whether or not paid) and the dividends accumulated for the period on cumulative preferred stock (whether or not earned) from income from continuing operations (if that amount appears in the income statement) and also from net income. The computation of diluted EPS is similar to the computation of basic EPS except that the denominator is increased to include the number of additional common shares that would have been outstanding if the dilutive potential common shares had been issued during the period to reflect the potential dilution that could occur from common shares issuable through contingent shares issuance arrangement, stock options or warrants.

Pursuant to ASC Paragraphs 260-10-45-45-21 through 260-10-45-45-23 Diluted EPS shall be based on the most advantageous conversion rate or exercise price from the standpoint of the security holder. The dilutive effect of outstanding call options and warrants (and their equivalents) issued by the reporting entity shall be reflected in diluted EPS by application of the treasury stock method unless the provisions of paragraphs 260-10-45-35 through 45-36 and 260-10-55-8 through 55-11 require that another method be applied. Equivalents of options and warrants include non-vested stock granted to employees, stock purchase contracts, and partially paid stock subscriptions (see paragraph 260–10–55–23). Anti-dilutive contracts, such as purchased put options and purchased call options, shall be excluded from diluted EPS. Under the treasury stock method: a. Exercise of options and warrants shall be assumed at the beginning of the period (or at time of issuance, if later) and common shares shall be assumed to be issued. b. The proceeds from exercise shall be assumed to be used to purchase common stock at the average market price during the period. (See paragraphs 260-10-45-29 and 260-10-55-4 through 55-5.) c. The incremental shares (the difference between the number of shares assumed issued and the number of shares assumed purchased) shall be included in the denominator of the diluted EPS computation.

At December 31, 2013 and 2012, the Company did not have any potentially dilutive securities outstanding.

Cash Flows Reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments.  The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

Subsequent Events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued.  Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

Recently Issued Accounting Pronouncements

In May 2014, the FASB issued the FASB Accounting Standards Update No. 2014-09 “Revenue from Contracts with Customers (Topic 606)” (“ASU 2014-09”).

This guidance amends the existing FASB Accounting Standards Codification, creating a new Topic 606, Revenue from Contracts with Customer. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.

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To achieve that core principle, an entity should apply the following steps:

1	Identify the contract(s) with the customer
2	Identify the performance obligations in the contract
3	Determine the transaction price
4	Allocate the transaction price to the performance obligations in the contract
5	Recognize revenue when (or as) the entity satisfies a performance obligations

The ASU also provides guidance on disclosures that should be provided to enable financial statement users to understand the nature, amount, timing, and uncertainty of revenue recognition and cash flows arising from contracts with customers.  Qualitative and quantitative information is required about the following:

1.	Contracts with customers – including revenue and impairments recognized, disaggregation of revenue, and information about contract balances and performance obligations (including the transaction price allocated to the remaining performance obligations)
2.	Significant judgments and changes in judgments – determining the timing of satisfaction of performance obligations (over time or at a point in time), and determining the transaction price and amounts allocated to performance obligations
3.	Assets recognized from the costs to obtain or fulfill a contract.

ASU 2014-09 is effective for periods beginning after December 15, 2016, including interim reporting periods within that reporting period for all public entities.  Early application is not permitted.

In August 2014, the FASB issued the FASB Accounting Standards Update No. 2014-15 “Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”).

In connection with preparing financial statements for each annual and interim reporting period, an entity’s management should evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued (or within one year after the date that the financial statements are available to be issued when applicable). Management’s evaluation should be based on relevant conditions and events that are known and reasonably knowable at the date that the financial statements are issued (or at the date that the financial statements are available to be issued when applicable). Substantial doubt about an entity’s ability to continue as a going concern exists when relevant conditions and events, considered in the aggregate, indicate that it is probable that the entity will be unable to meet its obligations as they become due within one year after the date that the financial statements are issued (or available to be issued). The term probable is used consistently with its use in Topic 450, Contingencies.

When management identifies conditions or events that raise substantial doubt about an entity’s ability to continue as a going concern, management should consider whether its plans that are intended to mitigate those relevant conditions or events will alleviate the substantial doubt. The mitigating effect of management’s plans should be considered only to the extent that (1) it is probable that the plans will be effectively implemented and, if so, (2) it is probable that the plans will mitigate the conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern.

If conditions or events raise substantial doubt about an entity’s ability to continue as a going concern, but the substantial doubt is alleviated as a result of consideration of management’s plans, the entity should disclose information that enables users of the financial statements to understand all of the following (or refer to similar information disclosed elsewhere in the footnotes):

a.	Principal conditions or events that raised substantial doubt about the entity’s ability to continue as a going concern (before consideration of management’s plans)
b.	Management’s evaluation of the significance of those conditions or events in relation to the entity’s ability to meet its obligations
c.	Management’s plans that alleviated substantial doubt about the entity’s ability to continue as a going concern.

If conditions or events raise substantial doubt about an entity’s ability to continue as a going concern, and substantial doubt is not alleviated after consideration of management’s plans, an entity should include a statement in the footnotes indicating that there is substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued (or available to be issued). Additionally, the entity should disclose information that enables users of the financial statements to understand all of the following:

a.	Principal conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern
b.	Management’s evaluation of the significance of those conditions or events in relation to the entity’s ability to meet its obligations

c.	Management’s plans that are intended to mitigate the conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern.

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The amendments in this Update are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted.

Management does not believe that any recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying financial statements.

NOTE 3 – GOING CONCERN

The Company has elected to adopt early application of Accounting Standards Update No. 2014-15, “Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”).

The Company’s financial statements have been prepared assuming that it will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the interim financial statements, included with this filing, the Company had an accumulated deficit at September 30, 2014, a net loss and net cash used in operating activities for the interim reporting period then ended. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company is attempting to further implement its business plan and generate sufficient revenue; however, the Company’s cash position may not be sufficient to support its daily operations.  Management intends to raise additional funds by way of a private or public offering.  While the Company believes in the viability of its strategy to further implement its business plan and generate sufficient revenue and in its ability to raise additional funds, there can be no assurances to that effect.  The ability of the Company to continue as a going concern is dependent upon its ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds by way of a public or private offering.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company is unable to continue as a going concern.

NOTE 4 – PROPERTY AND EQUIPMENT

Property and equipment, stated at cost, less accumulated depreciation consisted of the following:

	Estimated life	December 31, 2013	December 31, 2012

Auto	3 years	12,522	12,522
Furniture and fixtures	5 years	23,743	19,103
Leasehold improvements	5 years	35,206	35,206
Less: Accumulated depreciation		(44,296)	(37,049)
		$27,175	$29,782

(i)	Depreciation Expense

For the year ended December 31, 2013 and 2012, depreciation expense amounted to $7,247 and $7,024, respectively.

(ii)	Impairment

The Company completed the annual impairment test of property and equipment and determined that there was no impairment as the fair value of property and equipment, exceeded their carrying values at December 31, 2013.

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NOTE 5 – INTANGIBLE ASSETS

Intangible assets consist of the following:

	December 31,	December 31,
	2013	2012

Customer relationships associated with a 2006 acquisition (see Note 1)	$1,001,212	$1,001,212
Trademarks	6,430	2,530
	1,007,642	1,003,742
Accumulated amortization	(498,114)	(431,210)
Intangible assets, net	$509,528	$572,532

Customer Relationships are amortized based upon the estimated percentage of annual or period projected cash flows generated by such relationships, to the total cash flows generated over the estimated fifteen year life of the Customer Relationships.

Legal costs associated with serving and protecting trademark are being capitalized. The Company filed trademarks for its company logos with an estimated useful life of 15 years. The Company will amortize the costs of intangible assets over their estimated useful lives on a straight-line basis.  Amortization of intangible assets is included in operating expenses as reflected in the accompanying statements of operations. The Company assesses fair market value for any impairment to the carrying values.

As of December 31, 2013 and 2012 management concluded that there was no impairment to the acquired assets. Amortization expense for the year ended December 31, 2013 and 2012 was $66,904 and $66,916, respectively.

Future amortization of intangible assets is as follows:

2014	$67,205
2015	67,205
2016	67,205
2017	67,205
2018	67,205
2019 and thereafter	173,503
Total	$509,528

Impairment

The Company completed the annual impairment test of intangibles and determined that there was no impairment as the fair value of property and equipment, exceeded their carrying values at December 31, 2013.

NOTE 6 – NOTE AND LOAN PAYABLE

Loan payable

	December 31, 2013	December 31, 2012

Business loan obtained in May 2011 from Bank of the West with a credit line up to $200,000 and secured by all assets of the Company. This loan bears interest at 4.75% per annum.	$176,000	$66,000

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Note payable

	December 31, 2013	December 31, 2012

4.75% Promissory note of $100,000 issued to Bank of the West on May 10, 2011 payable at 60 consecutive monthly installments starting in June 2012	64,650	84,450

Less : Current maturities	(19,800)	(19,800)
Note payable, net of current maturities	$44,850	$64,650

Future minimum principal and interest payment under the note are as follows:

Fiscal Year ending December 31:

2014	$22,440

2015	21,499

2016	20,559

2017	5,294

69,792

Less interest portion	(5,142)

Total	64,650

Less current maturities	(19,800)

Note payable, net of current maturities	$44,850

Amounts outstanding under the loan and note above are personally guaranteed by the President of the Company.

NOTE 7 – RELATED PARTY TRANSACTIONS

Parties are considered to be related to the Company if the parties directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal with one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all related party transactions. All transactions shall be recorded at fair value of the goods or services exchanged. Property purchased from a related party is recorded at the cost to the related party and any payment to or on behalf of the related party in excess of the cost is reflected as compensation or distribution to related parties depending on the transaction.

During fiscal 2012, the Company’s sole shareholder who is the President of the Company distributed dividends in excess of earnings and therefore the Company accounted such excess dividend distribution as due from related party of $189,956 as of December 31, 2012. The due from related party was due on demand and bear no interest. During fiscal 2013, the Company had adequate and sufficient earnings to cover the 2012 excess dividend distribution which therefore satisfied the balance of the due from related party of $189,956. As of December 31, 2013, due from related party was $0.

From time to time, the Company’s President, provided advances to the Company for payment of the Company’s loans. During fiscal 2013, the Company fully repaid the balance of such advances. At December 31, 2013 and 2012, the Company had a payable to the President of the Company of $0 and $135,982. The advances were due on demand and bear no interest.

Amounts outstanding under the loan and note to a bank (see Note 6) are personally guaranteed by the President of the Company.

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NOTE 8 – COMMITMENTS AND CONTINGENCIES

Operating lease

A lease agreement was signed for an office and warehousing space consisting of approximately 3,200 square feet located in San Jose, California with an initial term commencing in October 2009 and expiring in September 30, 2030. The lease required the Company to pay a monthly base rent of $3,135 plus real property taxes on the lease premises. In June 2014, the Company entered into a termination agreement with the landlord thereby terminating this lease agreement. The Company has fulfilled its obligation under this lease agreement upon termination.

In August 2011, the Company entered into a 1 year lease agreement for a temporary housing space located in San Jose, California for a marketing contractor of the Company. This lease became a month to month lease after the initial 1 year lease term.  The lease required the Company to pay a monthly base rent of $2,590. This month to month lease was terminated in June 2014.

In February 2013, the Company entered into a motor vehicle lease agreement.  The lease is for 24 months with monthly payments of $759.

Future minimum rental payments required under this operating lease are as follows:

Fiscal Year ending December 31:

2014	$27,918

2015	459

Total	$28,377

Rent expense was $72,966 and $77,017 for the year ended December 31, 2013 and 2012, respectively.

Litigation

From time to time, the Company is involved in litigation matters relating to claims arising from the ordinary course of business. While the results of such claims and legal actions cannot be predicted with certainty, the Company’s management does not believe that there are claims or actions, pending or threatened against the Company, the ultimate disposition of which would have a material adverse effect on the Company’s business, results of operations, financial condition or cash flows.

Notwithstanding the foregoing, on November 3, 2014, the Company was served with a lawsuit from Storz & Bickel, a German competitor of the Company. The lawsuit claims patent infringement of Storz & Bickel’s German patent no DE 198 03 376 C1. The lawsuit was filed in Germany with the regional court of Mannheim. The lawsuit alleges estimated damages in the amount of €750,000 euros. The Company has filed a notice of its intent to defend the lawsuit and has filed an answer to the complaint requesting additional time. The lawsuit is still ongoing and the Company is working to settle the matter.

Additionally, on October 15, 2014, Storz & Bickel have filed a lawsuit with the United States District Court, Central District of California against the Company alleging patent infringement of Storz & Bickel’s US patent no. 6,513,524, which is the US counterpart to the German patent. The US District lawsuit seeks injunction against distribution of the Company’s VapiRise product, damages, interest, costs, treble damages, and attorney’s fees.

Storz & Bickel have not yet served the US District lawsuit; Storz & Bickel’s US counsel have contacted the Company to initiate settlement discussion, but it is anticipated that Storz & Bickel will serve the US District complaint if settlement discussions are not productive.

The Company may be subject to legal proceedings and claims, either asserted or unasserted, which arise in the ordinary course of business. While the outcome of these claims cannot be predicted with certainty, the Company does not believe that any of the outcomes will have a material effect on the Company’s operations.

NOTE 9 – STOCKHOLDER’S EQUITY

The Company was authorized to issue up to 100,000 shares of common stock, no par value per share.

In October 2006, the Company issued 100,000 shares of its common stock to the founder and President of the Company.

In October 2006, the President of the Company contributed capital amounting to $400,000 to the Company and were used in connection with a 2006 acquisition (see Note 1) of a company.

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NOTE 10 – INCOME TAX PROVISION

Pro Forma Income Tax Provision in the Statements of Operations (Unaudited)

The Company was a Subchapter S corporation, whereby the Company was treated as a pass through entity for federal income tax purpose. Under Subchapter S of the Internal Revenue Code the operating results of the S corporation were included in the income tax returns of the stockholders of the S corporation, i.e. the stockholders of an S corporation are taxed separately on their distributive share of the S corporation’s income whether or not that income is actually distributed.

The unaudited pro forma income tax provision included in the financial statements and income tax provision note reflect the income tax provision which would have been recorded as if the S corporation had always been a C corporation upon its incorporation.

A reconciliation of the federal statutory income tax rate and the effective income tax rate as a percentage of income before income tax provision is as follows would the Company had always been the C Corporation upon the incorporation of the Company:

	For the Year Ended December 31, 2013	For the Year Ended December 31, 2012

Federal statutory income tax rate	34.0%	34.0%

Effective income tax rate	34.0%	34.0%

NOTE 11 – CONCENTRATION OF CREDIT RISK

Concentration of Revenue and Supplier

During the year ended December 31, 2013 sales to two customers represented approximately 67% of the Company’s net sales. During the year ended December 31, 2012 sales to two customers represented approximately 69% of the Company’s net sales. As of December 31, 2013 and 2012, the Company had one customer representing approximately 93% of accounts receivable and one customer representing approximately 100% of accounts receivable, respectively.

The Company purchased inventories and products for sale from one vendor totaling approximately $1.3 million and $2.4 million during the years ended December 31, 2013 and 2012, respectively.

NOTE 12 – SUBSEQUENT EVENTS

The Company has evaluated all events that occurred after the balance sheet date through the date when the financial statements were issued to determine if they must be reported. The Management of the Company determined that there were certain reportable subsequent event(s) to be disclosed as followed:

In June 2014, a lease agreement was signed for an office and warehousing space consisting of approximately 5,000 square feet located in San Jose, California with a term commencing in June 2014 and expiring in October 2015. The lease required the Company to pay a monthly base rent of $3,535 plus a pro rata share of operating expenses. The base rent is subject to an annual increase beginning in November 2014 as defined in the lease agreement. This lease agreement is personally guaranteed by the President of the Company.

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